Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2021 Third Quarter Results

PHOENIX, ARIZ. - August 2, 2021 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2021 third quarter ended June 30, 2021.

•New student starts in the third quarter increased 38.8% from the prior year quarter, while average active students increased 19.1%.
•Revenue of $83.8 million in the third quarter, an increase of 53.8% compared to the prior year quarter.
•Net income of $3.0 million compared to a net loss of $13.3 million and adjusted EBITDA* of $7.2 million compared to an adjusted EBITDA loss* of $8.8 million.
•Management reaffirms fiscal year 2021 guidance given strong front-end demand and ongoing operating improvements.

“We delivered exceptionally strong double-digit growth across our key operating metrics this quarter and returned to profitability as the dramatic impacts from the pandemic, which inhibited our business in the comparable quarter last year, have largely diminished,” said Jerome Grant, UTI’s Chief Executive Officer. “Notably, our active student population and revenue have rebounded and exceed fiscal 2019 pre-pandemic levels. We are very optimistic for the future of the business and look forward to closing out 2021 positively and bringing our momentum forward into our next fiscal year.”

Grant continued, “Over the past several years we have built a platform that should enable us to consistently grow our core business, regardless of the economic environment. Additionally, our blended learning model provides essential flexibility for our students and teaches them in-demand technology skills that employers are looking for, all while providing additional efficiencies for our business. This platform and innovative teaching model, coupled with our ongoing growth and diversification initiatives, will allow us to continue to expand our value proposition and help us reach our ultimate goal of providing significantly more students the opportunity to pursue careers in high-demand fields.”

Financial Results for the Three-Month Period Ended June 30, 2021 Compared to 2020

•New student starts increased 38.8% reflecting strong front-end demand across all channels and the prior year period impacts from the COVID-19 pandemic.
•Revenues increased 53.8% to $83.8 million compared to $54.5 million. The increase is primarily a result of new student start growth, elevated student leaves of absence in the prior year due to the onset of the pandemic, and the timing of students progressing through the lab make-up process which resulted in a revenue deferral of $10.8 million in the prior year period.
•Operating expenses increased by 18.2% to $80.7 million, compared to $68.3 million. The increase is primarily due to maintaining full operations during the current year period while in the prior year period operations were limited because of the pandemic and as a result labor and student related expenses were decreased accordingly.
•Operating income was $3.1 million, compared to an operating loss of $13.8 million.
•Net income was $3.0 million, compared to a net loss of $13.3 million. Adjusted net income* was $3.3 million compared to adjusted net loss* of $11.8 million.
•Basic and diluted income (loss) per share (EPS) were $0.03 compared to $(0.45).
•Adjusted EBITDA* was $7.2 million, compared to an adjusted EBITDA* loss of $8.8 million.

“We saw continued recovery and further acceleration across our base business this quarter, which positions us well to meet our guidance for this fiscal year and to achieve our longer-term expectations. We are preparing for new campus launches next year and are optimistic about the timing regarding our pending acquisition of the MIAT College of Technology.” said UTI Chief Financial Officer Troy Anderson. “Additionally, as supported by our growing liquidity position, we remain active in exploring additional growth opportunities to further drive value for our students, shareholders, and industry partners. I am confident in our plans and what our team will accomplish going forward.”

Balance Sheet and Liquidity

At June 30, 2021, UTI’s total available liquidity was $103.1 million including short-term, held-to-maturity securities. During the quarter, the company completed the financing of its Avondale, Arizona campus, yielding proceeds of $31.2 million. The campus was purchased in December 2020 for $45.2 million.

Financial Results for the Nine-Month Period Ended June 30, 2021 Compared to 2020

•New student starts increased 24.6%.
•Revenues increased 5.9% to $237.6 million compared to $224.4 million. Similar to the three months ended, the overall increase is primarily due to new student start growth, a higher number of students on leave of absence in the prior year due to the onset of the pandemic during the period and the timing of students progressing through the lab make-up process including the related $10.8 million revenue deferral as of June 30, 2020.
•Operating expenses increased by 0.4% to $235.4 million, compared to $234.5 million.
•Operating income was $2.2 million, compared to an operating loss of $10.0 million.
•Net income was $2.5 million, compared to $1.6 million. Adjusted net income* was $3.6 million, compared to an adjusted net loss* of $4.5 million. The prior year net income included a $10.8 million income tax benefit resulting from the application of revised net operating loss carryback regulations from the CARES Act.
•Basic and diluted EPS were $(0.04) compared to $(0.08).
•Adjusted EBITDA* was $14.3 million, compared to $4.3 million.
•Operating cash flow provided $14.8 million, compared to an operating cash flow use of $10.1 million.
•Adjusted free cash flow* provided cash of $5.0 million, compared to a use of cash of $16.2 million.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Total new student starts	2,532	1,824	6,864	5,511
Average undergraduate full-time active students	10,797	9,068	11,280	10,218
End of period undergraduate full-time active students	10,583	9,774	10,583	9,774

For UTI’s most recent investor presentation and quarterly financial supplement, please see the “Events” section of its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2021 third quarter ended June 30, 2021, on Monday, August 2, 2021, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://

investor.uti.edu or the telephone replay can be accessed through August 16, 2021, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 10158745.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods. In the quarter ended March 31, 2021, UTI introduced Adjusted Net Income (Loss) as a new non-GAAP measure replacing Adjusted Operating Income, which it believes is a better performance indicator of UTI’s business given its expected profitability and the impact of multiple strategic initiatives. Additional details on this measure are provided below and the tables reconciling this measure to the most directly comparable GAAP measure.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Net Income (Loss)

UTI defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, costs related to the purchase of our Avondale, Arizona campus, start-up costs associated with the Austin, TX and Miami, FL campus openings, the income tax benefit recorded as a result of the CARES Act, severance expenses due to the CEO transition, and costs related to the teach-out and closure of the Norwood, MA campus. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s expectation that it will meet its fiscal year 2021 guidance for new student start growth (decline), revenue growth, net income, Adjusted EBITDA and Adjusted Free Cash Flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) UTI’s expectation that it will succeed in new campus launches next year; and (4) UTI’s expectation of the successful and timely closing of the MIAT acquisition,. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, failure to comply with the restrictive covenants and UTI’s ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, National Association, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Founded in 1965 and with more than 225,000 graduates in its history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and also offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including

Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Robert Winters or Wyatt Turk
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues	$83,768	$54,483	$237,602	$224,434
Operating expenses:
Educational services and facilities	42,238	32,476	122,049	118,261
Selling, general and administrative	38,478	35,786	113,387	116,197
Total operating expenses	80,716	68,262	235,436	234,458
Income (loss) from operations	3,052	(13,779)	2,166	(10,024)
Other income:
Interest (expense) income, net	(119)	216	(60)	896
Other income (expense), net	153	316	508	(13)
Total other income, net	34	532	448	883
Income (loss) before income taxes	3,086	(13,247)	2,614	(9,141)
Income tax (expense) benefit	(86)	(21)	(78)	10,699
Net income (loss)	$3,000	$(13,268)	$2,536	$1,558
Preferred stock dividends	1,313	1,309	3,938	3,941
Net income (loss) available for distribution	$1,687	$(14,577)	$(1,402)	$(2,383)

Earnings per share:
Net income (loss) per share - basic	$0.03	$(0.45)	$(0.04)	$(0.08)
Net income (loss) per share - diluted	$0.03	$(0.45)	$(0.04)	$(0.08)

Weighted average number of shares outstanding:
Basic	32,821	32,607	32,746	28,871
Diluted	33,036	32,607	32,746	28,871

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2021	September 30, 2020
Assets
Cash and cash equivalents	$102,856	$76,803
Restricted cash	11,924	12,116
Held-to-maturity investments	250	38,055
Receivables, net	25,611	35,411
Notes receivable, current portion	5,441	5,184
Prepaid expenses	7,409	6,121
Other current assets	8,395	6,489
Total current assets	161,886	180,179
Property and equipment, net	117,490	72,743
Goodwill	8,222	8,222
Notes receivable, less current portion	29,952	27,609
Right-of-use assets for operating leases	147,596	144,663
Other assets	9,864	8,565
Total assets	$475,010	$441,981
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$50,659	$51,891
Dividends payable	1,313	—
Deferred revenue	41,993	40,694
Accrued tool sets	3,454	3,148
Operating lease liability, current portion	19,999	23,666
Long term debt, current portion	918	129
Other current liabilities	2,009	2,112
Total current liabilities	120,345	121,640
Deferred tax liabilities, net	674	674
Operating lease liability	138,999	134,089
Long-term debt	30,065	131
Other liabilities	7,730	8,925
Total liabilities	297,813	265,459
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,907 and 32,730 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	141,787	141,002
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 shares	(365)	(365)
Retained deficit	(32,729)	(32,971)
Accumulated other comprehensive income (loss)	(352)	—
Total shareholders’ equity	177,197	176,522
Total liabilities and shareholders’ equity	$475,010	$441,981

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$2,536	$1,558
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,470	8,821
Amortization of right-of-use assets for operating leases	11,856	18,163
Bad debt expense	1,025	1,138
Stock-based compensation	1,186	1,509
Deferred income taxes	—	345
Training equipment credits earned, net	504	503
Unrealized loss on derivative contract	(352)	—
Other (losses) gains, net	(330)	8
Changes in assets and liabilities:
Receivables	6,093	(13,917)
Prepaid expenses	(4,906)	(1,591)
Other assets	(773)	40
Notes receivable	(956)	1,115
Accounts payable and accrued expenses	(1,693)	12,494
Deferred revenue	1,299	(9,973)
Income tax receivable	2,522	(11,070)
Accrued tool sets and other current liabilities	1,122	1,030
Operating lease liability	(13,546)	(19,264)
Other liabilities	(1,274)	(1,026)
Net cash provided by (used in) operating activities	14,783	(10,117)
Cash flows from investing activities:
Purchase of held-to-maturity securities	—	(41,562)
Proceeds from maturities of held-to-maturity securities	37,401	9,761
Purchase of property and equipment	(54,245)	(7,190)
Proceeds from insurance policy	—	1,566
Proceeds from disposal of property and equipment	6	48
Return of capital contribution from unconsolidated affiliate	226	190
Net cash used in investing activities	(16,612)	(37,187)
Cash flows from financing activities:
Proceeds from term loan	31,150	—
Debt issuance costs related to the term loan	(272)	—
Proceeds from equity offering	—	49,137
Payment of preferred stock cash dividend	(2,625)	(2,632)
Payments on term loan and finance leases	(162)	(68)
Payment of payroll taxes on stock-based compensation through shares withheld	(401)	(527)
Net cash provided by financing activities	27,690	45,910
Change in cash, cash equivalents and restricted cash	25,861	(1,394)
Cash and cash equivalents, beginning of period	76,803	65,442
Restricted cash, beginning of period	12,116	15,113
Cash, cash equivalents and restricted cash, beginning of period	88,919	80,555
Cash and cash equivalents, end of period	102,856	59,956
Restricted cash, end of period	11,924	19,205
Cash, cash equivalents and restricted cash, end of period	$114,780	$79,161

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net (loss) income	$3,000	$(13,268)	$2,536	$1,558
Interest expense (income), net	119	(216)	60	(896)
Income tax expense (benefit)	86	21	78	(10,699)
Depreciation and amortization	3,619	3,259	10,470	9,831
EBITDA	$6,824	$(10,204)	$13,144	$(206)
Acquisition related costs	251	—	1,040	—
Start-up costs associated with Austin, TX and Miami, FL campus openings	79	—	79	—
Severance expense due to CEO transition	—	—	—	1,531
Norwood, MA campus EBITDA	—	1,356	—	2,939
Adjusted EBITDA, non-GAAP	$7,154	$(8,848)	$14,263	$4,264

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2021	2020
Net cash provided by (used in) operating activities, as reported	$14,783	$(10,117)
Purchase of property and equipment	(54,245)	(7,190)
Free cash flow, non-GAAP	(39,462)	(17,307)
Adjustments:
Purchase of Avondale, Arizona campus	45,240	—
Income tax refund received from CARES tax benefit	(2,739)	—
Acquisition related costs paid	949	—
Cash outflow for Austin, TX and Miami, FL start-up costs	365	—
Cash outflow for Austin, TX and Miami, FL purchase of property and equipment	407	—
Severance payment due to CEO transition	215	1,078
Cash outflow associated with Norwood, MA campus operating activities	—	31
Adjusted free cash flow, non-GAAP	$4,975	$(16,198)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$3,000	$(13,268)	$2,536	$1,558
Add back: Income tax expense (benefit)	86	21	78	(10,699)
Income (loss) before income taxes	3,086	(13,247)	2,614	(9,141)
Adjustments:
Acquisition related costs	251	—	1,040	—
Start-up costs associated with Austin, TX and Miami, FL campus openings	79	—	79	—
Severance expense due to CEO transition	—	—	—	1,531
Norwood, MA campus operating loss	—	1,430	—	3,169
Adjusted income (loss) before income taxes	3,416	(11,817)	3,733	(4,441)
Income tax effect: (expense) benefit	(95)	(19)	(111)	(100)
Adjusted net income (loss), non-GAAP	$3,321	$(11,836)	$3,622	$(4,541)

GAAP effective income tax rate(1)	2.8%	(0.2)%	3.0%	(2.3)%

(1) The GAAP effective income tax rate for the nine months ended June 30, 2020 has been adjusted to remove the impact of the income tax benefit recorded as a result of the CARES Act.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Salaries expense	$33,768	$29,577	$98,484	$96,785
Employee benefits and tax	5,700	5,482	16,738	18,161
Bonus expense	5,088	4,777	12,544	12,298
Stock-based compensation	(596)	553	1,261	1,560
Total compensation and related costs	$43,960	$40,389	$129,027	$128,804

Advertising expense	$10,388	$9,045	$30,010	$30,062
Occupancy expense, net of subleases	7,946	9,907	24,186	29,310
Depreciation and amortization	3,619	3,259	10,470	9,831
Contract services expense	1,874	1,391	6,083	5,293